Exhibit 10.8

Amendment to Employment Agreement of Walter E. Standish, III with the Company dated December 29, 2005.

Exhibit 10.8

Beach First National Bancshares, Inc.
Amendment A

Amendment to employment contract dated February 24, 2004 by and between Beach First National Bancshares, Inc. and Walt Standish is hereby amended to read:

Current:

5	Section 5 Bonus: The Executive will receive a minimum of five (5%) percent cash bonus, with the discretion of the executive committee by March 1 annually, of the net pre-tax income of the Bank for the prior year. As used in this Section “net pre-tax income” shall mean income computed according to generally accepted accounting principles for Beach First National Bancshares, Inc.

Amended:

5	Section 5 Bonus: The Executive will receive a minimum of five (5%) percent cash bonus, with the discretion of the executive committee by March 1 annually, of the net pre-tax income of Beach First National Bancshares, Inc. for the prior year. As used in this Section “net pre-tax income” shall mean income computed according to generally accepted accounting principles for Beach First National Bancshares, Inc.

        IN WITNESS WHEREOF, Company and the Executive have caused this instrument to be executed on the date December 29, 2005.

Beach First National Bancshares, Inc.

Witnesses:	Raymond E. Cleary, III

/s/ Sarah M. Johnson	By: /s/ Raymond E. Cleary, III
Sarah M. Johnson	Its: Chairman

Beach First National Bank

Raymond E. Cleary, III

/s/ Sarah M. Johnson	By: /s/ Raymond E. Cleary, III

Sarah M. Johnson	Its: Chairman

Executive:

Walter E. Standish, III
/s/ Sarah M. Johnson

Sarah M. Johnson	/s/ Walter E. Standish, III